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                                                                   EXHIBIT 10.14

                                 LOAN AGREEMENT

          THIS LOAN AGREEMENT ("Agreement") is made and entered into as of this 31st day of December, 2001, by and between SCOTT C. BARKER ("Barker") and TEKGRAF, INC., a Georgia corporation ("Tekgraf")

                                    RECITALS:

1. The Board of Directors of Tekgraf has determined it to be in the best interest of Tekgraf and its shareholders to sell its Channel Business Unit to a newly created South Carolina limited liability company known as SCB Acquisitions, LLC ("SCB Acquisitions");

2. SCB Acquisitions and Tekgraf have entered into that certain Asset Purchase Agreement dated as of October 29, 2001 (the "Asset Purchase Agreement") pursuant to which SCB Acquisitions will purchase substantially all of the operating assets of Tekgraf's Channels Business Unit;

3. Barker is the president and chief executive officer of SCB Acquisitions as well as a substantial investor in SCB Acquisitions;

4. In connection with the transactions contemplated by the Asset Purchase Agreement, Tekgraf agreed to make this loan to Barker.

          NOW, THEREFORE, Tekgraf and Barker, each in consideration of the mutual covenants and agreements of the other contained in this Agreement and, intending to be legally bound agree as follows:

1. THE LOAN. Tekgraf hereby agrees to loan to barker, and Barker hereby agrees to, and hereby does, borrow from Tekgraf, in reliance on and subject to the terms and conditions contained in this Agreement, the principal amount of $200,000 (the "Loan"). The Loan is evidenced by that certain Secured Promissory Note attached to this Agreement as EXHIBIT A, and by this reference incorporated herein and made a part hereof (the "Note").

2. INTEREST RATE. The outstanding principal balance of the Loan shall bear interest at the rate per annum that is one fourth of a percentage point (.25%) above the rate paid by Tekgraf from time to time under its Amended and Restated Loan and Security Agreement dated as of June 9, 2000, as amended from time to time, between Tekgraf and Wachovia Bank, National Association.

3. PAYMENT. The principal of and all interest accrued on the Loan shall be due and payable on December 31, 2003, or on the next business day if December 31, 2003 falls on a weekend or holiday on which national banks are closed.

4. PREPAYMENT. Barker may prepay the Loan, in whole or in part, at any time without penalty. Prepayments shall be applied consistent with the terms of the Note.

5. SECURITY FOR NOTE. As security for the payment of the Loan, Barker has entered into a Pledge and Security Agreement of even date with this Agreement (the "Pledge and Security Agreement") pursuant to which he has pledged 100,000 shares of Class A Common Stock of Tekgraf

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6. DEFAULT. The occurrence of any one of the following events shall constitute an event of default under this Agreement (each, an "Event of Default"):

        6.1. FAILURE TO MAKE TIMELY PAYMENTS. Barker shall fail to pay when due any installments of interest or principal under the Note and such failure shall continue for a period of fifteen (15) days.

        6.2. FAILURE TO PERFORM OTHER OBLIGATIONS. Barker shall fail to observe or perform any other obligations, covenants, agreements, undertakings or conditions to be observed and performed by Barker under this Agreement, the Note or the Pledge and Security Agreement and such failure has not been remedied to Tekgraf's satisfaction within thirty (30) days after the notice of such failure from Tekgraf.

        6.3. DETERMINATION OF IMPAIRMENT. Tekgraf, in good faith, determines that the prospect of payment or the observance or performance of any other obligations, covenants, agreements, undertakings or conditions in this Agreement is impaired and, immediately upon request by Tekgraf, Barker has not given Tekgraf adequate assurances of payment, observance or performance.

        6.4. FAILURE TO PROVIDE TRUTHFUL AND COMPLETE INFORMATION. Any information or representation furnished or made in or pursuant to this Agreement or any related document by Barker shall be false, incorrect, incomplete, or misleading when furnished or made.

7. EFFECT OF DEFAULT. Upon the occurrence of an Event of Default, as described in Paragraph 6, this Agreement immediately and automatically shall terminate, and any outstanding loan balance owed by Barker to Tekgraf shall immediately become immediately due and payable without presentment, protest or further demand of notice of any further action of any kind, all of which are hereby expressly waived. In addition, Tekgraf shall have all of the rights accruing to it under the Pledge and Security Agreement. All rights and remedies of Tekgraf hereunder are cumulative and may be exercised successively or concurrently with other rights Tekgraf may have at law or in equity.

8. RECOURSE. The Loan shall be a full recourse loan; PROVIDED, HOWEVER, that in the event that Tekgraf shall file a petition in bankruptcy, a petition seeking any reorganization, arrangement, composition or similar relief, or takes any action of similar intent under any law regarding insolvency or relief for debtors, or makes an assignment for the benefit of creditors or similar undertaking then the Loan shall, without further action on the part of Tekgraf or Barker, become limited in recourse to the security provided by the Pledge and Security Agreement.

9. MISCELLANEOUS.

        9.1. ENTIRE AGREEMENT. This Agreement and the instruments, agreements and other documents contemplated hereby supersede all prior discussions, understandings and agreements between and among the parties with respect to the matters contained herein, and this Agreement and the instruments, agreements and other documents contemplated hereby contain the sole and entire agreement between the parties hereto with respect to the matters contemplated herein.

        9.2. AMENDMENTS. This Agreement may not be amended or supplemented except in writing by the parties hereto.

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        9.3.   COUNTERPARTS. This Agreement may be executed in several
               counterparts, each of which shall be an original, but all of which together shall constitute one and the same document.

        9.4. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

        9.5. BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and any successors to Tekgraf, but neither this Agreement nor any rights under this Agreement shall be assignable by Barker without the express prior written approval of Tekgraf.

        9.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Illinois. Tekgraf and Barker irrevocably consent to the exclusive jurisdiction and venue of the courts of any county in the State of Illinois and the United States District Court for the Northern District of Illinois, in any judicial proceeding brought to enforce this Agreement. The parties agree that any forum other than the State of Illinois is an inconvenient forum and that a lawsuit (or non0complusory counterclaim) brought by one party against another party in a court of any jurisdiction other than the State of Illinois should be forthwith dismissed or transferred to a court located in the State of Illinois.

        9.7. NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by confirmed facsimile, electronic or digital transmission method; the day after it is sent, if sent for next-day delivery to a domestic address by a recognized overnight delivery service (e.g., Federal Express); and upon receipt if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

               If to Tekgraf:          980 Corporate Woods Parkway
                                       Vernon Hills, Illinois 60061
                                       Facsimile: (847) 913-5595
                                       Telephone: (847) 913-5888
                                       Attention: Thomas M. Mason

               With a copy to:         Gardner, Carton & Douglas
                                       321 North Clark Street, Suite 3400
                                       Chicago, Illinois 60610
                                       Facsimile: (312) 644-3381
                                       Telephone: (312) 644-3000
                                       Attention: Stephen A. Tsoris

               If to Barker:           212 Riverside Drive
                                       Greenville, South Carolina 29605
                                       Telephone:

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               With a copy to:         Wyche, Burgess, Freeman & Parham, P.A.
                                       44 E. Camperdown Way (29601)
                                       P.O. Box 728
                                       Greenville, South Carolina 29602
                                       Telephone: (864) 242-8200
                                       Facsimile: (864) 252-8900
                                       Attn: Cary H. Hall

or to such other place and with such other copies as either party may designate as to itself by written notice to the other.

        9.8. SEVERABILITY. If any provision of this Agreement shall be held invalid under applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions of this Agreement are severable.

                            [SIGNATURE PAGE FOLLOWS]

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                       [SIGNATURE PAGE TO LOAN AGREEMENT]

          IN WITNESS WHEREOF, each of the parties have caused this Agreement to be duly executed and delivered as of the date and year first above written.

                                       TEKGRAF, INC.

                                       By: /s/ Thomas M. Mason
                                           ------------------------------------
                                       Its: Chief Financial Officer


                                       SCOTT C. BARKER


                                           /s/ Scott C. Barker
                                           ------------------------------------